EXECUTION COPY

                                FOURTH AMENDMENT

                  FOURTH AMENDMENT dated as of March 6, 1997 (this "Amendment"), among TWS FUNDING, INC., a Delaware corporation (the "Borrower"), FLAGSTAR CORPORATION, a Delaware corporation ("Flagstar"), and each financial institution executing this Amendment as a "Lender" (each, a "Lender").

                  PRELIMINARY STATEMENTS:

                  1. The Borrower, Flagstar and the Lender Parties, the Co-Administrative Agents and the Funding Agent referred to therein have entered into a Second Amended and Restated Credit Agreement dated as of April 10, 1996 (as amended to date, the "Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

                  2. The Borrower and Flagstar have requested that the Lenders agree to amend certain provisions of the Credit Agreement, the Security Agreement and the Subordination Agreement as herein provided.

                  3. The Lenders have expressed their willingness to grant the Borrower's and Flagstar's request as set forth above on the terms and conditions set forth below.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                  SECTION 1. Amendments to the Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, hereby amended as follows:

                  (a) The definition of "Subsidiary Intercompany Debt" in
         Section 1.01 of the Credit Agreement is amended by inserting the phrase "consistent with past practice" immediately after the phrase "in the ordinary course" in subparagraph (b) of such definition.

                  (b) Section 5.01(j) is amended by inserting the phrase "consistent with past practice" immediately after the phrase "in the exercise of its prudent business judgment" in clause (ii) and in clause
         (iii) of such Section.

                  (c) Section 5.02(b) is amended by deleting the word "and" at the end of clause (iv) thereof, replacing the period at the end thereof with the word "; and" and adding to the end thereof a new clause (vi) to read as follows:



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                                        2


                           "(vi) in the case of Flagstar and its Restricted
                  Subsidiaries, Debt owed to NationsBank, N.A. or any of its banking Affiliates in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds, provided that the aggregate principal amount of such Debt shall not exceed $15,000,000 at any time outstanding."

                  (d) Section 5.04(a) is amended by deleting therefrom the ratio set opposite each of the Rolling Periods set forth below and substituting therefor the ratio set forth below opposite each such Rolling Period:

                  Rolling Periods Ending                   Ratio
                  March 31, 1997                        9.50 : 1.00
                  June 30, 1997                         9.95 : 1.00

                  (e) Section 5.04(b) is amended by deleting therefrom the ratio set opposite each of the Rolling Periods set forth below and substituting therefor the ratio set forth below opposite each such Rolling Period:

                  Rolling Periods Ending                  Ratio
                  March 31, 1997                       4.70 : 1.00
                  June 30, 1997                        5.00 : 1.00

                  (f) Section 5.04(c) is amended by deleting therefrom the ratio set opposite each of the Rolling Periods set forth below and substituting therefor the ratio set forth below opposite each such Rolling Period:

                  Rolling Periods Ending                    Ratio
                  March 31, 1997                         0.95 : 1.00
                  June 30, 1997                          0.92 : 1.00


                  (g) Section 6.01(f) is amended by inserting immediately before the first semicolon the following proviso:

                  ", provided, that the failure to pay interest payable on March 17, 1997 under Flagstar's 11.375% Senior Subordinated Debentures due 2003, the failure to pay interest payable on March 17, 1997 under Flagstar's 10.75% Senior Notes due 2001, the failure to pay interest payable on May 1, 1997 under Flagstar's 11.25% Senior Subordinated Debentures due 2004, the failure to pay interest payable on May 1, 1997 under Flagstar's 10% Junior Subordinated Debentures due 2014 and the failure to pay interest payable on June 1, 1997 under



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                                        3

                  Flagstar's 10.875% Senior Notes due 2002 shall not be an Event of Default unless any such Debt is declared to be due and payable as a result of the failure to pay any such interest"

                   SECTION 2. Amendments to the Security Agreement. The Security Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, hereby amended as follows:

                  (a) Section 2 is amended by inserting after the Section reference "5.02(b)(i)(F)" contained therein the Section reference "or 5.02(b)(vi)".

                  (b) Section 6(b)(ii) is amended by inserting the phrase "consistent with past practice" immediately after the phrase "in the exercise of its prudent business judgment".

                  (c) Section 6(d)(ii) is amended by inserting the phrase "consistent with past practice" immediately after the phrase "in the exercise of its prudent business judgment".

                  (d) Section 6(e) is amended by inserting the phrase "consistent with past practice" immediately after the phrase "in the exercise of its prudent business judgment" in clause (i) and in clause
         (ii)(y) of such Section.

                  (e) Section 8(a) is amended by inserting after the Section reference "5.02(b)(i)(F)" contained therein the Section reference "or 5.02(b)(vi)".

                   SECTION 3. Amendment to the Subordination Agreement. The Subordination Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, hereby amended by deleting from Section 3(c) thereof the reference to "Section 6.01" and substituting therefor a reference to "Section 6.01(a)".

                  SECTION 4. Conditions of Effectiveness. This Amendment shall become effective when, and only when (a) the Funding Agent shall have received counterparts of this Amendment executed by the Borrower, Flagstar and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Funding Agent that such Lenders have executed this Amendment, (b) the Funding Agent shall have received the Consent attached hereto, signed by each Guarantor and Grantor (as such term is defined in the Security Agreement), (c) the Funding Agent shall have received a certificate, dated the date of receipt thereof by the Funding Agent, in form and substance satisfactory to the Funding Agent, signed by a duly authorized officer of Flagstar, to the effect that (i) the representations and warranties set forth in Section 5 hereof are correct on and as of the date of such certificate as though made



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                                        4

on and as of such date and (ii) no event has occurred and is continuing that constitutes a Default and (d) Flagstar shall have paid all accrued and unpaid fees and out-of-pocket expenses of Shearman & Sterling, counsel to the Agents.

             SECTION 5. Representations and Warranties. Flagstar represents and warrants as follows:

                  (a) The execution, delivery and performance by each Loan Party of this Amendment and the Credit Agreement, the Security Agreement and the Subordination Agreement, each as amended hereby, and the consummation of the transactions contemplated hereby and thereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action on the part of such Loan Party, and do not (i) contravene such Loan Party's charter or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, as amended), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time), order, writ, judgment, injunction, decree, determination or award applicable to any Loan Party, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien (other than Liens created by or permitted under the Loan Documents) upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries except, as to (ii) and (iii) above, as would not, and would not be reasonably likely to, have a Material Adverse Effect.

                  (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by any Loan Party of this Amendment, the Credit Agreement, as amended hereby, the Security Agreement, as amended hereby, or the Subordination Agreement, as amended hereby, except those authorizations, approvals, actions, notices and filings which have been duly obtained, take, given, or made and are in full force and effect.

                  (c) This Amendment and the Consent have been duly executed and delivered by each Loan Party party thereto. The Credit Agreement, the Security Agreement and the Subordination Agreement, each as amended hereby, are the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).



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                                        5


                  SECTION 6. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness hereof, on and after the date hereof each reference in the Credit Agreement, the Security Agreement or the Subordination Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, the Security Agreement or the Subordination Agreement, as the case may be, and each reference in the other Loan Documents to the Credit Agreement, the Security Agreement or the Subordination Agreement, "thereunder", "thereof" or words of like import referring to the Credit Agreement, the Security Agreement or the Subordination Agreement, as the case may be, shall mean and be a reference to the Credit Agreement, the Security Agreement or the Subordination Agreement, respectively, as amended hereby.

                  (b) Except as specifically provided, each of the Credit Agreement, the Security Agreement and the Subordination Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or Co-Administrative Agent or the Funding Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                          Borrowers


                                   TWS FUNDING, INC.


                                   By: Ronald B. Hutchison
                                       ___________________________
                                       Title:  Vice President and Treasurer


                                   FLAGSTAR CORPORATION


                                   By: Ronald B. Hutchison
                                       ___________________________
                                       Title:  Vice President and Treasurer


                           Lenders

                                   ------------------------------
                                   [Print or type name of institution]



                                   By:___________________________
                                       Title:



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                          Borrowers


                                   TWS FUNDING, INC.


                                   By:___________________________
                                       Title:  Vice President and Treasurer


                                   FLAGSTAR CORPORATION


                                   By:___________________________
                                       Title:  Vice President and Treasurer


                           Lenders
                                   NationsBank, N.A.
                                   ------------------------------
                                   [Print or type name of institution]



                                   By:___/s/ Charles A. Ke   _________________
                                       Title:



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                          Borrowers


                                   TWS FUNDING, INC.


                                   By:___________________________
                                       Title:  Vice President and Treasurer


                                   FLAGSTAR CORPORATION


                                   By:___________________________
                                       Title:  Vice President and Treasurer


                           Lenders
                                       Citibank, N.A.
                                   ------------------------------
                                   [Print or type name of institution]



                                   By:___________________________
                                       Title: Attorney-in-fact



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                          Borrowers


                                   TWS FUNDING, INC.


                                   By:___________________________
                                       Title:  Vice President and Treasurer


                                   FLAGSTAR CORPORATION


                                   By:___________________________
                                       Title:  Vice President and Treasurer


                           Lenders
                                   Bankers Trust Company
                                   ------------------------------
                                   [Print or type name of institution]



                                   By:__/s/ Mary Jo Jolly______________________
                                       Title: Assistant Vice President



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                          Borrowers


                                   TWS FUNDING, INC.


                                   By:___________________________
                                       Title:  Vice President and Treasurer


                                   FLAGSTAR CORPORATION


                                   By:___________________________
                                       Title:  Vice President and Treasurer


                           Lenders
                                     THE BANK OF NOVA SCOTIA
                                   ------------------------------
                                   [Print or type name of institution]



                                   By:__/s/ J. Alan Edwards_________________
                                       Title: Authorized Signatory



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                          Borrowers


                                   TWS FUNDING, INC.


                                   By:___________________________
                                       Title:  Vice President and Treasurer


                                   FLAGSTAR CORPORATION


                                   By:___________________________
                                       Title:  Vice President and Treasurer


                           Lenders
                                       The Chase Manhattan Bank
                                   ------------------------------
                                   [Print or type name of institution]



                                   By:_/s/ William Rindfuss_________________
                                       Title: Vice President



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                          Borrowers


                                   TWS FUNDING, INC.


                                   By:___________________________
                                       Title:  Vice President and Treasurer


                                   FLAGSTAR CORPORATION


                                   By:___________________________
                                       Title:  Vice President and Treasurer


                           Lenders
                                   The Long-Term Credit Bank of Japan,
                                   Limited, New York Branch
                                   ------------------------------
                                   [Print or type name of institution]



                                   By:___________________________
                                       Title: Deputy General Manager

                                     CONSENT

                            Dated as of March 6, 1997


                  The undersigned, each a Guarantor under the Second Amended and Restated Guaranty dated as of April 10, 1996 (the "Guaranty") and a Grantor under the Second Amended and Restated Security Agreement dated as of April 10, 1996 (as amended to date, the "Security Agreement") in favor of the Funding Agent for the Lender Parties party to the Credit Agreement referred to in the foregoing Fourth Amendment, hereby consents to said Fourth Amendment and hereby confirms and agrees that (i) each of the Guaranty and the Security Agreement is, and shall continue to be, except as otherwise specifically provided in said Fourth Amendment, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, the Fourth Amendment, each reference in each of the Guaranty and the Security Agreement to the Credit Agreement, "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement as amended through the date hereof and each reference in the Security Agreement to "this Agreement", "hereunder", "hereof" or words of like import shall mean and be a reference to the Security Agreement as amended through the date hereof and (ii) the Security Agreement and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (as defined therein).



         FLAGSTAR CORPORATION


         By Ronald B. Hutchison
            _____________________
            Vice President


         SIGNIFICANT SUBSIDIARIES

                  DENNY'S HOLDINGS, INC.
                  SPARTAN HOLDINGS, INC.


                  By ______________________________
                     Attorney-in-fact of each of
                     the corporations listed above



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                                        2

       DENNY'S SUBSIDIARY GROUP

                  C-B-R DEVELOPMENT CO., INC.
                  DENNY'S, INC.
                  DFO, INC.
                  EL POLLO LOCO, INC.


                  By Ronald B. Hutchison
                     ______________________________
                     President or Vice President of each of
                     the corporations listed above


                  HAROLD BUTLER ENTERPRISES #607, INC.
                  HAROLD BUTLER ENTERPRISES #611, INC.
                  HAROLD BUTLER ENTERPRISES #718, INC.
                  LA MIRADA ENTERPRISES NO. 5, INC.
                  LA MIRADA ENTERPRISES NO. 6, INC.
                  LA MIRADA ENTERPRISES NO. 7, INC.
                  LA MIRADA ENTERPRISES NO. 8, INC.
                  LA MIRADA ENTERPRISES NO. 9, INC.


                  By Ronald B. Hutchison
                     ______________________________
                     President or Vice President of each of
                     the corporations listed above


                  TWS 300 CORP.
                  TWS 500 CORP.
                  TWS 600 CORP.
                  TWS 700 CORP.
                  TWS 800 CORP.


                  By Ronald B. Hutchison
                     _______________________________
                     President or Vice President of each of
                     the corporations listed above





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                  DENNY'S OF CANADA LTD.
                  DENNY'S RESTAURANTS OF CANADA, LTD.


                  By Ronald B. Hutchison
                     ______________________________
                     President or Vice President
                     of each of the corporations listed above


       SPARTAN SUBSIDIARY GROUP

                  QUINCY'S RESTAURANTS, INC.
                  FLAGSTAR ENTERPRISES, INC.
                  FLAGSTAR SYSTEMS, INC.
                  SPARTAN REALTY, INC.


                  By Ronald B. Hutchison
                     ______________________________
                     Treasurer of each of the
                     corporations listed above


                  SPARTAN MANAGEMENT, INC.


                  By Ronald B. Hutchison
                     ______________________________
                     Treasurer


       ADDITIONAL GUARANTOR:


                  CANTEEN HOLDINGS, INC.


                  By ______________________________
                     President or Vice-President
                     of each of the corporations
                     listed above





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